As filed with the Securities and Exchange Commission on March 4, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

Innovator ETFs® Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary proxy materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Shareholder Name

Address 1

Address 2

Address 3

City, State, Zip

YOUR RESPONSE IS REQUESTED

INNOVATOR IBD® 50 ETF

INNOVATOR IBD® BREAKOUT OPPORTUNITIES ETF

Dear Shareholder:

We have been trying to contact you about an important matter. You have an investment in one or more of the IBD Funds listed above.

We would like to speak with you regarding this matter. Please contact us toll-free at 1-800-859-8508 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or Saturday between 10 a.m. and 6 p.m. At the time of the call, please reference your Investor ID listed below.

There is no confidential information required, and the call will only take a few moments of your time. Please contact us as soon as possible. Thank you for attending to this request. We deeply appreciate your investment in the IBD Funds.

Your Investor ID: 123456789

Sincerely,

H. Bruce Bond

President and Principal Executive officer

Innovator IBD® 50 ETF

Innovator IBD® Breakout Opportunities ETF

This communication relates to an investment you have in Innovator IBD® 50 ETF or Innovator IBD® Breakout Opportunities ETF. More information on either of the Funds can be found at Innovator Funds Portfolio Management website: https://www.innovatoretfs.com/

E1-22103-RN